UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-70-80

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

          To effectuate the restructuring Plan relating to the management led buyout of the Over-The-Counter (“OTC”) business (as described in Item 2.01 of this Report), Remedent, Inc. (the “Company”) entered into the following series of related agreements:

          On December 10, 2008, the Company entered into a Contribution Agreement with Sylphar USA, Inc., a newly incorporated Nevada corporation and wholly owned subsidiary of the Company (“Sylphar USA”), pursuant to which the Company made a capital contribution of certain assets and liabilities relating to the OTC business which was valued at $460,568 to Sylphar USA in exchange for 460,568 shares of common stock, par value $1.00, of Sylphar USA.

          On December 10, 2008, the Company entered into a Share Purchase Agreement with Remedent, NV, a wholly owned subsidiary of the Company formed under the laws of Belgium (“Remedent NV”), pursuant to which the Company purchased a 99% ownership interest in Sylphar, NV, a subsidiary of the Company formed under the laws of Belgium, from Remedent NV. As a result of the Sylphar Purchase Agreement, Sylphar NV became a wholly owned subsidiary of the Company. As consideration for the 99 shares (“Sylphar Shares”), the Company agreed to pay Remedent NV € 1,881,000, which was based on the valuations provided by an independent assessor, by executing an unsecured non-interest bearing promissory note (the “Promissory Note”) on behalf of Remedent NV for the principal amount of € 1,000,160 (the “Debt”) and having the remainder balance of € 880,840 reflected on the existing intercompany account between Remedent NV and the Company.

          Then pursuant to a Deed of Contribution, the Company transferred all of the Company’s ownership interest in its OTC operating subsidiaries, consisting of Sylphar USA, Remedent Asia PTE, Sylphar NV (“OTC Subsidiaries”), into Remedent OTC BV, a Dutch holding company and a wholly owned subsidiary of the Company (“Remedent OTC”) in exchange for € 1,000,160 and an allocation and administer the balance of the aggregate value of the OTC Subsidiaries and the consideration as share premium in the books of the Company.

          Subsequent to the contribution of the OTC Subsidiaries to Remedent OTC, the Company sold fifty percent (50%) of its interest in Remedent OTC to Robin List, a former Chief Executive Officer, President and Director of the Company, in exchange for 723,000 restricted shares of common stock of the Company held by Mr. List (“Exchanged Shares”), pursuant to a Share Purchase Agreement on December 10, 2008. The Exchanged Shares were valued at $1.15 per share, based on the average of the 52 week high and low bid, for an aggregate value of $831,450. As a result, Mr. List and the Company equally own 50% of Remedent OTC with the Company currently controlling Remedent OTC through its board representations pursuant to the terms of a certain Voting Agreement entered into by the Company and Mr. List concurrently with the Share Purchase Agreement. The Voting Agreement provides that, the Company will initially have 2 board representation and Mr. List will have 1 board representation. However upon the occurrence of a “Triggering Event” (as defined in the Voting Agreement), the Company will have 1 board representation and Mr. List will have 2 board representations.

          On December 11, 2008, the Company entered into an Investment and Shareholders’ Agreement with Remedent OTC, Concordia Fund V.C., a non-affiliated Dutch private equity fund (“Concordia”), Mr. List, Sylphar Holding, BV, a Dutch holding company and wholly owned subsidiary of Remedent OTC (“Sylphar Holding”) and the OTC Subsidiaries pursuant to which Concordia agreed to purchase shares of Sylphar Holding from Remedent OTC representing a 12.5% ownership interest in Sylphar

Holding for €1,000,000 and invest an additional € 1,000,000 in Sylphar Holding for an additional 12.5% ownership interest in Sylphar Holding, representing an aggregate ownership interest of 25% in Sylphar Holding. Furthermore, Concordia was granted a call option exercisable from January 1, 2009 until December 31, 2010, unless otherwise extended to Sepember 30, 2011 pursuant to the terms of such agreement, to purchase an additional 24% ownership interest in Sylphar Holding for €2,000,000 or any pro rata portion thereof. It was further agreed upon that the €1,000,000 received from Concordia would be used to pay off the Debt. The shares of Sylphar Holding are subject to certain drag along rights in the event there is an offer to purchase such shares.

          The foregoing description of the Contribution Agreement, Share Purchase Agreement (Sylphar NV), Deed of Contribution, Share Purchase Agreement (Remedent OTC), Investment and Shareholders’ Agreement, Promissory Note and Voting Agreement are qualified in their entirety by reference to the full text of the respective agreements, a copy of each of which is attached hereto as Exhibits 10.1,10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, and each of which is incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

          The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

          On December 11, 2008, the Company completed a restructuring in the form of a management-led buyout of 50% of its OTC retail business. The buyout was led by Mr. List, the Company’s former director and Chief Executive Officer, with financing provided by Concordia, a non-affiliated foreign investment fund. Prior to the sale, the Board approved a restructuring plan and strategy for transferring the Company’s OTC business through a series of transactions involving subsidiary formations, contributions of subsidiary(ies) interests and sales of stock interests through subsidiary transactions, with particular emphasis focused on current OTC business operations conducted through the Company’s subsidiaries, both internationally and within the domestic U.S. (the “Plan”).

          The Company believes that the total consideration for the sale of OTC business is approximately € 4,654,736, which consists of (1) €1,000,000 in cash, (2) €654,736 based on the exchange rate as of January 12, 2008 for the 723,000 restricted shares of the Company previously held by Mr. List (valued at $1.15 per share for an aggregate value of $831,450), and (3) €3,000,000 which is the estimated value of the ownership interest of 50 % of the shares of Remedent OTC held by the Company.

          Pursuant to the agreements described in Item 1.01, the sale was conducted through a series of transactions which included the consolidation of all of the ownership interest of the Company’s subsidiaries operating the OTC business into Remedent OTC; a sale of 50% of Remedent OTC to Mr. List; the formation of Sylphar Holding BV, a Dutch holding company, followed by a contribution of the OTC subsidiaries to Sylphar Holding by Remedent OTC, and a subsequent investment by Concordia of €2,000,000. Although Mr. List resigned as director and Chief Executive Officer of the Company and Remedent NV, Mr. List remains involved in the key management of the OTC business.

          As a result of the series of transactions related to the sale, the Company now owns 50% of Remedent OTC with Mr. List owning the other 50%, and maintains control of Remedent OTC as a result of its current control of the Board. In addition, the Company now owns a partial interest in Sylphar Holding through Remedent OTC’s 75% ownership interest in Sylphar Holding, which interest is subject to dilution of up to 24% upon exercise of a call option held by Concordia, who currently owns the remaining 25%. As a result of the sale, all of the OTC business previously operated by the Company directly is now operated and held by Sylphar Holding.

          The sale is consistent with the Company’s strategic plan to separate the OTC business from its professional business. With the restructuring and additional cash received from the sale of the OTC business, the Company intends to focus solely on its full line of professional dental products for the professional market and its Glamsmile veneer product lines. In addition, although the Company will not be operating the OTC business directly, as a result of the Company’s 50% ownership interest in Remedent OTC, the Company will continue to share an ownership interest in the OTC business.

          The material terms and conditions to the series of transactions are set forth above in the respective agreements described under Item 1.01.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,

          The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

          In connection with the purchase of 99% ownership interest in Sylphar NV from Remedent NV, a wholly-owned subsidiary of the Company, as described more fully in Item 1.01, on December 10, 2008, the Company executed an unsecured non-interest bearing promissory note in favor of Remedent NV, for the principal amount of €1,000,160. As described in Item 1.01 the Debt is to be paid by the funds received from Concordia and is not subject to interest, recourse or acceleration. It has been agreed upon by Remedent NV and the Company that the remaining balance of €880,840 be reflected on the existing intercompany account between Remedent NV and the Company.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          The information included in Item 2.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.

          In connection with the transactions described in Item 2.01, effective December 10, 2008, pursuant to a certain Resignation Letter, Robin List resigned from his positions as a director and Chief Executive Officer of the Company as well as all other director and officer positions held, or construed to be held with the Company and Remedent NV, a wholly-owned subsidiary of the Company. Mr. List held no other position on any committee(s) or subcommittee(s) of the board of directors on the effective date of his resignation. Further, in connection with the transactions described in Items 1.01 and 2.01 above, Mr. List will focus his efforts as both an owner and integral part of management of the OTC business through the various subsidiaries, in which the Company maintains an ownership stake.

          Effective upon Mr. List’s resignation, the Board of Directors appointed Mr. Guy De Vreese to replace Mr. List as Chief Executive Officer of the Company. Mr. De Vreese has served as the Company’s Chairman of the Board since April 1, 2002. In addition, from June 2001 Mr. De Vreese has served as President of Remedent N.V., the Company’s wholly-owned subsidiary, and has served as President of DMDS, Ltd., a European subsidiary of Dental & Medical Systems, Inc. DMDS, Ltd. developed and marketed high-tech dental equipment. In August 1996, Mr. De Vreese founded DMD N.V., a Belgian company that was the independent European distributor for DMDS products and was its

Chief Executive Officer until DMD purchased its distribution rights in April 1998. Mr. De Vreese later worked as CEO from 1996 through February 1999 for Lident, N.V., a Belgian company that merged with DMD and specialized in digital photography and developer of imaging software. Mr. De Vreese resides in Belgium and has no family relationships with any of the Company’s directors, executive officers, director nominees or significant employees.

          There have been no changes to Mr. De Vreese’s compensatory arrangement with the Company as a result of his appointment to Chief Executive Officer. Further, there have been no material changes to any agreements or arrangements between Mr. De Vreese and the Company or its subsidiaries as a result of his appointment.

A copy of Mr. List’s Letter of Resignation is filed hereto as Exhibt 17.1.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

          On December 16, 2008, the Company issued a press release announcing the restructuring of its OTC business operations and related transactions.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1 10.2	Contribution Agreement Share Purchase Agreement (Sylphar NV)
10.3	Deed of Contribution
10.4	Share Purchase Agreement (Remedent OTC)
10.5 10.6 10.7 17.1 99.1	Investment and Shareholders’ Agreement Promissory Note Voting Agreement Resignation Letter Press Release dated December 16, 2008

        The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

        Portions of this report constitutes “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	December 16, 2008	By: /s/ Guy De Vreese
Guy De Vreese
Chief Executive Officer